Exhibit 99.1



GSI Lumonics Announces Acquisition of MicroE Systems

Billerica, MA (May 17, 2004) GSI Lumonics Inc. (NASDAQ: GSLI and TSX: LSI) today announced the closing of its acquisition of MicroE Systems Corp for an all-cash purchase price of US$55.0 million, excluding expenses.

MicroE Systems, located in Natick, MA, is recognized as a technology leader in the design and manufacture of position encoders for precision motion control applications in data storage, semiconductor and electronics, industrial automation and medical markets.

Unaudited results of MicroE for the year ended December 31, 2003 were $21 million in revenues and operating income of 5% of revenues. In the most recent quarter ended April 4, 2004, unaudited results were net revenues of $7.7 million and operating income at 23% of revenues. The unaudited results for MicroE do not include expected amortization expense that will be determined from the valuation of intangible assets for the purchase. Backlog at closing was approximately $8.5 million.

Charles Winston, GSI Lumonics' President and Chief Executive Officer said, "The addition of MicroE Systems is consistent with our stated acquisition strategy. We believe MicroE brings key technology and personnel, an impressive new product stream, a loyal and growing customer base and a real opportunity to expand our technology offerings with complementary products."
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GSI Lumonics will host a conference call for investors at 5:00 p.m. Eastern
Time on Tuesday, May 18, 2004. To participate, call 800-299-7635 (within the US and Canada) and 617-786-2901 (for international callers) no earlier than 4:50 p.m. Eastern Time and no later than 4:55 p.m. Eastern Time and identify yourself to the operator with the participant code of 96556130. A replay of the call will be available one hour after the call ends to midnight, June 1, 2004 by dialing 888-286-8010 (within the US and Canada) or 617-801-6888 (for international callers). The access code is 59070009.

The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to http://phx.corporate-ir.net/ phoenix.zhtml?c=75037&p=IROL-eventDetails&EventId=894180 at least 15 minutes prior to the call in order to register download and install any necessary software. The call will be archived on the above web site until midnight, June 1, 2004.


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GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on NASDAQ (GSLI) and The Toronto Stock Exchange (LSI).



Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.


For more information contact:
Investor Relations, 613-224-4868, Ann Dempsey, (ext. 2#)